UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2005
                                                   ----------------

                         COACTIVE MARKETING GROUP, INC.
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             (Exact name of registrant as specified in its charter)



         Delaware                      0-20394                   06-1340408
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(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)         Identification Number)



               415 Northern Blvd., Great Neck, New York     11021
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                (Address of principal executive office)  (Zip Code)

       Registrant's telephone number, including area code: (516) 622-2800
                                                           --------------


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 3.02   Unregistered Sale of Equity Securities.

         During January 2005, upon the exercise of five-year warrants originally issued in a private placement in January 2000, CoActive Marketing Group, Inc. (the "Company") sold an aggregate of 251,084 shares of common stock for aggregate consideration of $625,199. The warrants were originally exercisable for an aggregate of 250,000 shares at an exercise price of $2.50 per share; however, pursuant to the "anti-dilution" provisions provided for in such warrants, the exercise price was subsequently decreased to $2.49 and the shares subject to such warrants increased to 251,084.

         The holders of the warrants acquiring the common stock included Special Situations Private Equity Fund, L.P., which exercised warrants to purchase 211,037 shares of common stock, and certain affiliates of Herbert M. Gardner, a director of the Company. The shares of common stock were issued in a private transaction to accredited investors under Section 4(2) of the Securities Act. The proceeds from the warrant exercises will be used for working capital purposes.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 1, 2005

                                         COACTIVE MARKETING GROUP, INC.


                                         By: /s/ DONALD A. BERNARD
                                             -----------------------------------
                                             Donald A. Bernard,
                                             Executive Vice President and Chief
                                             Financial Officer